Exhibit 99.2
AT THE FOREFRONT OF THERAPIES FOR RARE DISEASES FY23 Results Conference Call & Webcast February 28, 2024

2 Forward-Looking Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 relating to preclinical and clinical development of our product candidates, the timing and reporting of results from preclinical studies and clinical trials, the prospects and timing of the potential regulatory approval of our product candidates, commercialization plans, manufacturing and supply plans, financing plans, and the projected revenues and cash position for the Company. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. For example, with respect to statements regarding the goals, progress, timing, and outcomes of discussions with regulatory authorities and pricing and reimbursement authorities, are based on current information. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in our business, including, without limitation: the potential that results of clinical or preclinical studies indicate that the product candidates are unsafe or ineffective; the potential that it may be difficult to enroll patients in our clinical trials; the potential that regulatory authorities may not grant or may delay approval for our product candidates; the potential that required regulatory inspections may be delayed or not be successful and delay or prevent product approval; the potential that we may not be successful in negotiations with pricing and reimbursement authorities; the potential that we may not be successful in commercializing Galafold and/or Pombiliti and Opfolda in Europe, the UK, the US and other geographies; the potential that preclinical and clinical studies could be delayed because we identify serious side effects or other safety issues; the potential that we may not be able to manufacture or supply sufficient clinical or commercial products; and the potential that we will need additional funding to complete all of our studies, the manufacturing, and commercialization of our products. With respect to statements regarding corporate financial guidance and financial goals and the expected attainment of such goals and projections of the Company's revenue, non-GAAP profitability and cash position, actual results may differ based on market factors and the Company's ability to execute its operational and budget plans. In addition, all forward-looking statements are subject to other risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2023 to be filed today. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof. Non-GAAP Financial Measures In addition to financial information prepared in accordance with U.S. GAAP, this presentation also contains adjusted financial measures that we believe provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information. These adjusted financial measures are non-GAAP measures and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. We typically exclude certain GAAP items that management does not believe affect our basic operations and that do not meet the GAAP definition of unusual or non-recurring items. Other companies may define these measures in different ways. When we provide our expectation for non-GAAP operating expenses on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectation and the corresponding GAAP measure generally is not available without unreasonable effort due to potentially high variability, complexity and low visibility as to the items that would be excluded from the GAAP measure in the relevant future period, such as unusual gains or losses. The variability of the excluded items may have a significant, and potentially unpredictable, impact on our future GAAP results.

3 A leading biotech company with >$500M of sales projected in 2024 A Rare Company LEVERAGEABLE GLOBAL COMMERCIAL ORGANIZATION >500 EMPLOYEES in 20+ Countries First Two-Component Therapy for Pompe Disease 2 APPROVED THERAPIES Combined Peak Revenue Potential $1.5B – $2B Non-GAAP PROFITABILITY Q4 2023 ACHIEVED World Class Clinical Development Capabilities $399M in 2023 Revenue 21% Increase Year-Over-Year Expect Full Year 2024 Non-GAAP Profitability

1 2 3 4 A Transformative Year Ahead for Amicus 1CER: Constant Exchange Rates; 2024 Galafold revenue guidance utilizes actual exchange rate as of December 31, 2023 2024 Strategic Priorities 4 Drive double-digit Galafold® revenue growth of 11-16% at CER1 Execute multiple successful launches of Pombiliti + Opfolda Advance ongoing studies to support medical and scientific leadership in Fabry and Pompe diseases Achieve non-GAAP profitability for the full year

5 Galafold® (migalastat) Continued Growth Building a leadership position in the treatment of Fabry disease

6 Galafold is the only approved oral treatment option in Fabry disease 2023 Galafold Success (as of December 31, 2023) Galafold is indicated for adults with a confirmed diagnosis of Fabry disease and an amenable variant. The most common adverse reactions reported with Galafold (≥10%) were headache, nasopharyngitis, urinary tract infection, nausea, and pyrexia. For additional information about Galafold, including the full U.S. Prescribing Information, please visit https://www.amicusrx.com/pi/Galafold.pdf. For further important safety information for Galafold, including posology and method of administration, special warnings, drug interactions, and adverse drug reactions, please see the European SmPC for Galafold available from the EMA website at www.ema.europa.eu. A unique mechanism of action for Fabry patients with amenable variants 35-50% Fabry Patients Amenable to Galafold 40+ Countries with Regulatory Approvals 2,400+ Individuals Treated $388M 2023 Galafold Revenue 17% YoY Growth at CER1 60-65% Share of Treated Amenable Patients 1CER: Constant Exchange Rates

7 Galafold YTD reported revenue growth of +18% to $388M FY16 FY17 FY18 FY19 FY20 FY21 FY22 FY23 FY24 $5M $37M $91M $182M $261M $306M $329M Galafold Performance Global mix of switch (~43%) and previously untreated patients (~57%)2 Expect non-linear quarterly growth to continue due to uneven ordering patterns and FX fluctuations FY24 revenue growth guidance to 11% to 16% at CER 1 At constant exchange rate (CER) 2 Data on file Q1 $86M Q2 $94M Q3 $101M Q4 $107M $388M $430M-450M1 Distribution of Galafold revenue by quarter over previous 5 years: Q1 Q2 Q3 Q4 5 Year Avg. 22% 24% 26% 28%

8 Key Growth Drivers for 2024 Building off a strong year with highest patient demand seen in last four years to lay the groundwork for continued double-digit Galafold growth in 2024 Increasing patient identification through ongoing medical education, screening, and improved diagnostics Driving market share of treated amenable patients through excellent execution Expanding market through uptake in naïve population as well as geographic and label expansion Maintaining >90% adherence and compliance through HCP and patient education and support 8

9 Pombiliti (cipaglucosidase alfa-atga) Opfolda (miglustat) Potential to establish a new standard of care for people living with late-onset Pompe disease +

10 Successful Global Launch of Pombiliti + Opfolda Underway FY 2023 revenue of $11.6M ($8.5M in Q4 2023) provides strong foundation for 2024 Access and Reimbursement Positive interactions with US, UK, and EU payors Focus on broad patient access Country-by-country reimbursement process underway Multiple launches expected in 2H 2024 ~120 patients treated with commercial product or scheduled to be treated ~105 patients from clinical trials and early access ~15 new patients from competitor ERTs or naïve Very positive early feedback from real-world experience KOL Outreach Successfully engaged with top prescribers in each approved country Existing relationships with HCPs at key treatment centers Ongoing disease education Patient Demand As of early January 2024 10 Focus in 2024 is on maximizing the number of patients on therapy by year end

11 Regulatory and Clinical Updates Continuing to build the body of evidence and expand commercial access >10 reimbursement dossiers and multiple regulatory submissions throughout 2024 Ongoing clinical studies in children with late-onset Pompe disease (LOPD) and infantile-onset Pompe disease (IOPD) Amicus registry for Pompe disease to continue generating evidence on differentiated MOA and long-term effect Significant presence at WORLDSymposium 2024 with 11 posters and an oral presentation highlighting work in Fabry and Pompe

12 Corporate Outlook Delivering on our mission for patients and shareholders

13 FY 2023 Select Financial Results 2023 revenue of $399.4M, up 20% at CER, and net loss significantly reduced (in thousands, except per share data) Dec. 31, 2023 Dec. 31, 2022 Product Revenue $399,356 $329,233 Cost of Goods Sold 37,326 38,599 R&D Expense 152,381 276,677 SG&A Expense 275,270 213,041 Changes in Fair Value of Contingent Consideration 2,583 1,078 Loss on Impairment of Assets 1,134 6,616 Depreciation and Amortization 7,873 5,342 Loss from Operations (77,211) (212,120) Interest Income 7,078 3,024 Interest Expense (50,149) (37,119) Loss on Extinguishment of Debt (13,933) ― Other (Expense) Income (15,886) 4,176 Income Tax (Expense) Benefit (1,483) 5,471 Net Loss (151,584) (236,568) Net Loss Per Share (0.51) (0.82) 2023 weighted-average common shares outstanding: 295,164,515 2022 weighted-average common shares outstanding: 289,057,198

Financial Outlook and Path to Profitability Clear strategy to build our business, advance our portfolio, and achieve profitability 14 Sustain Revenue Growth Deliver on Financial Goals Successfully Launch Pombiliti + Opfolda $399M FY23 revenue, +21% YoY growth >$500M in total revenue in FY24 Galafold and Pombiliti + Opfolda expected to drive strong double-digit growth long term Focused on disciplined expense management Achieve FY24 non-GAAP profitability1 1 Based on projections of Amicus non-GAAP Net (Loss) Income under current operating plans. We define non-GAAP Net (Loss) Income as GAAP Net (Loss) Income excluding the impact of share-based compensation expense, changes in fair value of contingent consideration, depreciation and amortization, acquisition related income (expense), loss on extinguishment of debt, loss on impairment of assets, restructuring charges, and income taxes. FY24 non-GAAP operating expense guidance of $345M-$365M

15 Accelerating total revenue growth Positioned for Significant Value Creation in 2024 Unlocking the value of two unique commercial therapies in sizeable and growing markets 1 Non-GAAP Net (Loss) Income defined as GAAP Net (Loss) Income excluding the impact of stock-based compensation expense, changes in fair value of contingent consideration, loss on impairment of assets, depreciation and amortization, acquisition related income (expense), loss on extinguishment of debt, restructuring charges and income taxes. Clear line of sight to generating positive cashflow Delivering full-year non-GAAP1 profitability

Appendix

17 Appendix I

18 Appendix II

19 Environmental, Social, & Governance (ESG) Snapshot Board of Directors Committed to ongoing Board refreshment and diversity of background, gender, skills, and experience: 80% Board Independence 60% Overall Board Diversity Address a rare genetic disease First-in-class or best-in-class Impart meaningful benefit for patients 517 Global Employees 58% % Female Employees Who We Serve Our mission is to drive sustainability with our partners by incorporating environmental and sustainability principles into all our commercial relationships Pledge for a Cure Designate a portion of product revenue back into R&D for that specific disease until there is a cure. Programs we invest in have 3 key characteristics 3 Female 2 Veteran Status 1 African American Director Diversity Leverage employee capabilities and expertise to provide a culture that drives performance and ultimately attracts, energizes, and retains critical talent. Employee Recruitment, Engagement, & Retention Pulse surveys reveal employees feel high personal satisfaction in their job, are proud of their work and what they contribute to the community Career Development Reimagined performance management process to measure the what and the how, rewarding those who role-model our Mission-focused Behaviors. Committed to producing transformative medicines for people living with rare diseases while practicing environmental responsibility and adhering to sustainability best practices in our operations. Environmental Management 0% Amicus-owned Direct Manufacturing and Related GHG Emissions Diversity, Equity, & Inclusion (DEI) 580 Volunteer hours (U.S.): 22 Amicus-supported community programs: 32 patients /24countries Expanded Access through Jan 2024: Pricing PROMISE Contributions allocated: $2,288,998 U.S. $954,349 Intl. Charitable Giving Committed to never raising the annual price of our products more than consumer inflation. Pledge to support a more inclusive culture to impact our employees, our communities, and society. Goal of maintaining gender diversity and increasing overall diversity throughout our global workforce.

20 FX Sensitivity and Galafold Distribution of Quarterly Sales Impact from Foreign Currency Q4 2023: Currency Variances: USD/ Q4 2022 Q4 2023 YoY Variance EUR 1.021 1.076 5.4% GBP 1.174 1.241 5.7% JPY 0.007 0.007 (4.4%) Full-year 2024 Revenue Sensitivity Given the high proportion of Amicus revenue Ex-US (~60%), a change in exchange rates of +/- 5% compared to year-end 2023 rates could lead to a $15M move in global reported revenues in 2024. Distribution of Galafold Revenue by Quarter over Past 5 Years: Q1 Q2 Q3 Q4 5 Year Avg. 22% 24% 26% 28%

21 Streamlined Rare Disease Pipeline with Focus on Fabry Disease and Pompe Disease Franchises INDICATION DISCOVERY PRECLINICAL PHASE 1/2 PHASE 3 REGULATORY COMMERCIAL FABRY FRANCHISE Galafold® (migalastat) Fabry Genetic Medicines Next-Generation Chaperone POMPE FRANCHISE Pombiliti (cipaglucosidase alfa-atga) + Opfolda (miglustat) Pompe Genetic Medicines OTHER Discovery Programs

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